Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the documents listed below of our report dated February 7, 2002 with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

o Registration Statement (Form S-8 No. 333-30782) pertaining to The Investment-Incentive Plan for John Hancock Employees and The John Hancock Savings and Investment Plan of John Hancock Financial Services, Inc.,
o Registration Statement (Form S-8 No. 333-30718) pertaining to the John Hancock Financial Services, Inc. Long-Term Stock Incentive Plan,
o Registration Statement (Form S-8 No. 333-52034) pertaining to The Investment Incentive Plan for the Employees of the John Hancock Funds Companies,
o Registration Statement (Form S-8 No. 333-55064) pertaining to the Incentive Compensation Plan for Employees, Long-Term Incentive Plan for Senior Executives and Deferred Compensation Plan for Executives of John Hancock Financial Services, Inc.,
o Registration Statement (Form S-8 No. 333-61206) pertaining to the 1999 Long-Term Stock Incentive Plan and the Non-Employee Directors' Long-Term Stock Incentive Plan of John Hancock Financial Services, Inc., and
o Registration Statement (Form S-3 No. 333-62668) of John Hancock Financial Services, Inc. and in the related Prospectus.

                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 22, 2002